Exhibit 99.1

Houston American Energy Announces Agreements to Participate in Additional Prospects

Houston, Texas – November 20, 2013 – Houston American Energy Corp. (NYSE MKT: HUSA; "Houston American" or the "Company") today announced that it had acquired interests in three additional prospects.

In addition to previously announced plans to participate in prospects, the Company has agreed to participate in the following planned wells and prospects:

•	In Vermilion Parish, Louisiana, a 15,000' well to test the Discorbis 1, 2, 3, 4 and 5 sands in a double upthrown fault closure. Houston American will own a 1.5% working interest in the test well and 450+ net acre lease block.

•	In East Baton Rouge Parish, Louisiana, a 11,000' well to test the Bol Mex and Nonion Struma 1, 2, 3, 4 and 5 sands in a downthrown fault closure. The well is planned to test by-passed pay as well as untested sands in the fault block which produce in nearby fields. Houston American will hold a 5% working interest in the test well and 1,300+ net acre lease block.

•	In South Texas, a 5,700' well to test the Pettus and Yegua Sands on a 40 acre lease based on 3D seismic data. Houston American will hold a 25% working interest in the test well. Nearby wells produce oil and/or natural gas from these zones.

Houston American has budgeted approximately $780,000 for these prospects to be funded from its existing working capital. Drilling operations on the East Baton Rouge prospect are expected to commence before year end 2013 and drilling operations on the other prospects are each expected to commence in early 2014.

John F. Terwilliger, Chairman and CEO of Houston American Energy stated: "We are pleased to add these prospects to our inventory and expect to finalize more opportunities soon as we have additional prospects in our pipeline.  We are currently in various stages of executing on some of our previously announced prospects and look forward to announcing results on those prospects in the near future."

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-Looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Such forward-looking statements, include, but are not limited to, statements regarding the anticipated timing, cost and results of test wells, potential offsets, future drilling activities, and other statements that are not historical facts.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management's current assessment of the Company's business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.